Exhibit 10.1

Harbin Jiasheng Consultation & Management Co., LTD.

AND

Heilongjiang Zhongxian Information Co., LTD.

Exclusive Consulting and Service Agreement
 独家咨询服务协议

December 21, 2010

Exclusive Consulting and Service Agreement
独家咨询服务协议

This Exclusive Consulting and Service Agreement (hereinafter referred to as this “Agreement”) is entered into on December 21, 2010 by and between:
本独家咨询服务协议（下称“本协议”）由下列签约主体于2010年月日签署：

Harbin Jiasheng Consultation & Management Co., LTD, a wholly foreign owned enterprise located at Harbin, hereinafter referred to as “Party A”; and
哈尔滨嘉盛咨询管理有限公司，为设立于哈尔滨的外商独资公司，下称“甲方”

Heilongjiang Zhongxian Information Co., LTD, located at Heilongjiang Harbin, hereinafter referred to as “Party B”.
黑龙江信息有限公司，位于黑龙江哈尔滨，下称“乙方”

Party A and Party B may hereinafter collectively be referred to as the “Parties” and, individually, as the “Party”
甲方与乙方后面统称为协议签约方，或单独称为协议一方。

Whereas, 鉴于
1.	Party A, a wholly foreign owned enterprise, has consulting and service resources;
甲方，一家外商独资企业，拥有咨询和服务资源；
2.	Party B is a limited liability company incorporated in the PRC ;
乙方是根据中华人民共和国法律成立的一家有限责任公司
3.	Party A has agreed to provide Party B with the consulting and services, and Party B has agreed to accept such consulting and services from Party A. 甲方同意向乙方提供咨询服务，并且乙方也同意接受。
NOW THEREFORE, the Parties have reached the following terms and conditions on the principle of equal footing and mutual benefits through friendly negotiation:
因此，双方根据平等互利的原则，经过友好协商，达成如下条款：
1.	Consulting and Services: Exclusive Rights and Benefits 咨询服务：独家的权利和利益

1.1	Party A has agreed to provide Party B with consulting and services acting as the exclusive consulting and service provider of Party B as set forth in Appendix 1 in the Term of this Agreement. .
甲方同意按照本协议附件1的要求向乙方提供独家的咨询服务。
1.2
Party B has agreed to accept the consulting and services provided by Party A in the Term of this Agreement. In consideration of the value of the consulting and services provided by Party A, and of good cooperation relationships between the Parties, Party B has further agreed not to accept other consulting and services for the business scopes involved in this Agreement from any third party in the Term of this Agreement, unless otherwise agreed by Party A in writing in advance.
根据本协议，乙方同意接受甲方提供的咨询服务。鉴于甲方提供咨询服务的价值，并考虑到双方的友好合作关系，乙方进而同意不再从任何第三方处接受本协议所涉商业范围的任何咨询服务，除非取得甲方事前的书面同意。

1.3
Any rights, ownerships, rights and benefits, intellectual properties (including but not limited to the copyrights, patent rights, know-how, trade secrets and other rights) arising out of the performance of this Agreement, whether developed by Party A, or developed by Party B on the basis of Party A’s intellectual properties or developed by Party A on the basis of Party B’s intellectual properties, shall be owned by Party A exclusively, and Party B shall not claim any such rights, ownerships, rights and benefits, and intellectual properties against Party A. In case the said development is carried out by Party A on the basis of Party B’s intellectual properties, Party B shall ensure that there is no defect on such intellectual properties. Otherwise, Party B shall bear Party A’s losses arisen therefrom. Furthermore, if Party A is required to indemnify any third party due to the said development, it is entitled to claim all of its losses from Party B after it indemnifies such third party.

在执行本协议的过程中所产生的任何权利，所有权，权益，知识产权（包括但不限于版权，专利权，技术秘密，商业秘密和其他权利），不管这些权利是由甲方开发还是乙方在甲方知识产权基础上的改进抑或甲方在乙方知识产权基础上的改进都最终归甲方专有，乙方不得向甲方主张任何权利，所有权，权益，知识产权。如果前述开发的知识产权是甲方基于乙方知识产权基础上的改进，乙方应确保其知识产权没有任何瑕疵。否则，乙方应向甲方承担由此所造成的损失。此外，如果甲方因为前述的开发被要求向任何第三方赔偿，甲方有权向乙方主张因此向第三方赔偿的所有损失。

1.4
In consideration of good cooperation relationship between the Parties, Party B has undertaken to obtain Party A’s prior consents if it intends to carry out any business cooperation not set forth in Appendix 1 hereto. If Party B does so, Party A or its affiliates shall cooperate with Party B with priority under the same conditions. Without Party A’s prior consents, Party B shall not carry out the said cooperation business at its own discretions.
鉴于双方的良好合作关系，乙方承诺如果其打算开发不属于附件1所涉的任何商业合作也将先征得甲方事前的同意。如果乙方如此行为i，甲方及其关联企业在同等条件下将拥有与乙方有优先合作的权利。没有甲方事前的同意，乙方不得自行决定独自开展前述合作项目。

2.	Calculation and Payment for Consulting and Service Fees (hereinafter referred to as the “Service Fees”) 咨询服务费用的计算和支付（下称“服务费”）
2.1	The Parties have agreed that the Service Fees hereunder shall be confirmed and paid in accordance with Appendix 2 hereto.
双方同意本协议项下的服务费将按照附件2的方式确认和支付。
2.2	An additional 50/000 interest per day will be incurred on any late fees and payments in the event that Party B fails to pay the Service Fees and other fees in accordance with this Agreement.
根据本协议如果乙方没有按时支付服务费和其他的费用将额外向甲方每天承担迟延支付费用千分之五的利息。
2.3
Party A is entitled to appoint its employee or a certified public accountant from the PRC or other country (hereinafter referred to as “Party A’s Authorized Representative”) to check Party B’s accounts for examining the calculation methods and amount of the Service Fees. For this purpose, Party B shall provide Party A’s Authorized Representative with the documentation, books, records and information required by such Authorized Representative, so that such Authorized Representative shall audit Party B’s accounts and confirm the amount of the Service Fees. Save for significantly material errors, the amount of the Service Fees shall be subject to such amount as is confirmed by Party A’s Authorized Representative.
甲方有权从中国或其他国家委派雇员或有资质的公众会计师（下称“甲方授权代表”）来检查乙方的账户以查验服务费的计算方式和数额。基于此目的，乙方应向甲方委派的授权代表提供文件，账簿，记录集授权代表需要的信息，以致授权代表能稽核乙方的账目并确认服务费的数目。除了明显的重大错误，服务费的数目应该以授权代表确认的数目计算。

	2.4	Unless otherwise agreed by the Parties, Party B shall not deduct any fees from or offset the Service Fees that shall be paid to Party A in accordance with this Agreement, such as banking charges, etc.
除非双方另行约定，乙方不得减少或抵消根据本协议应向甲方支付的服务费，例如银行费用等。
2.5
In addition to the Service Fees, Party B shall reimburse Party A with the out-of-pockets arising from the consulting and services hereunder, including but not limited to all travelling expenses, transport fees (taxi fees, etc.), printing fees, postages and so on.
除了服务费，乙方应补偿甲方根据本协议在服务过程中所产生的一切实际费用，包括但不限于差旅费，交通费（出租车等费用），打印费，邮寄等费用。

3.	Statements and Warranties 声明和保证
3.1	Party A hereby states and warrants as follows:甲方在此作如下的声明和保证
	3.1.1	It is a wholly foreign owned enterprise;
甲方是一家外商独资企业；
3.1.2
It shall perform this Agreement subject to its capacities and business scopes; its performance of this Agreement has been duly authorized, and has been consented and approved by relevant third party and the governmental authorities, and has not (will not) violated the laws or contracts that may be binding upon or restrain it;

甲方根据其业务能力和经营范围履行本协议；甲方履行本协议已经得到合法有效的授权，并且也取得了相关第三方及政府部门的同意和批准，同时也没有（将不会）违反法律及对甲方有限制或拘束力的协议；
	3.1.3	The conclusion of this Agreement shall constitute a legal document lawful to, effective to, binding upon and enforceable to it. 签署的本协议将构成甲方法定的，有效的，有拘束力和执行力的法律文件。
3.2	Party B hereby states and warrants as follows:乙方在此声明和承诺如下：
	3.2.1	It is a company incorporated and existing in accordance with the laws of the PRC;
乙方是根据中华人民共和国现存有效法律成立的公司；

3.2.2
It shall perform this Agreement subject to its capacities and business scopes; its performance of this Agreement has been duly authorized, and has been consented and approved by relevant third party and the governmental authorities, and has not (will not) violated the laws or contracts that may be binding upon or restrain it;

乙方根据其业务能力和经营范围履行本协议；乙方履行本协议已经得到合法有效的授权，并且也取得了相关第三方及政府部门的同意和批准，同时也没有（将不会）违反法律及对乙方有限制或拘束力的协议；
3.2.3	The conclusion of this Agreement shall constitute a legal document lawful to, effective to, binding upon and enforceable to it. 签署的本协议将构成乙方法定的，有效的，有拘束力和执行力的法律文件。

4.	Confidentiality 保密
4.1
Party A and Party B have agreed to take all reasonable confidential measures as possible as practical to keep well the confidential data and information (hereinafter referred to as the “Confidential Information”), the Party providing the data and information (the “Disclosing Party”) shall state that such data and information is confidential in writing, which they may know or have access to during the performance of this Agreement. Without prior written consents of the Disclosing Party,, no Party can disclose, give or transfer any such Confidential Information to any third party in any circumstances (including such circumstances in which the Party receiving the Confidential Information (the “Receiving Party”) has a merger with a third party, or is consolidated or controlled by a third party, whether directly or indirectly). Once this Agreement is terminated, Party A and Party B shall return any documents, data or software bearing the Confidential Information to the original owner of such Confidential Information or the Disclosing Party, or destroy such Confidential Information upon the consents of such original owner or Disclosing Party, including the deletion of any such Confidential Information from memory devices, and shall not continue to use any such Confidential Information. Party A and Party B shall only disclose the Confidential Information to Party B’s employees, its agents or professional consultants who need to know such information under necessary confidential measures, and shall cause such employees, agents or professional consultants to observe the confidential obligations hereunder. For the purpose of observing the Confidential Obligations hereunder, Party A and Party B shall enter into a confidential agreement with any such employees, agents or professional consultants.
甲乙双方同意尽可能采取实际的合理的保密措施以妥善保存秘密资料和信息（下称“秘密信息”），提供资料和信息的一方（下称为“披露方”）应以书面的方式宣传某些资料和信息履行本协议过程中会涉及到并是保密的。没有披露方的事前书面同意，任何一方在任何情形下不得泄露，授予或让与前述商业信息于任何第三方（包括在某些情形下与商业信息接收方“接收方”合并或直接或间接受之控制的第三方）。一旦本协议被终止，甲乙双方应彼此归还任何的文件，资料，储存秘密信息的软件于信息的所有人或披露方；或经过信息所有人或披露方的事前同意，销毁已获悉的秘密信息，包括从任何储存设备中删除任何有关的秘密信息，且不得继续使用。甲乙双方只将秘密信息在采取了必要的秘密措施情形下披露给对方确有必要知道秘密信息的雇员，代理人或专职顾问，并确保前述人员遵守本协议下的保密义务。为了遵守本协议下的保密义务，甲乙双方应该与其相关人员签署保密协议。

	4.2	The foregoing restrictions shall not apply to:前述限制不适用于：

	4.2.1	Any information that has already come to the public when such information is disclosed;
在披露前已进入公共领域的任何信息；
	4.2.2	Any information that comes to the public without the defaults of Party A or Party B after such information is disclosed;
不能归责于任何一方而导致进入公众的任何信息；
	4.2.3	Any information that has been possessed or developed by Party A or Party B independently before such information is disclosed, which can be verified by Party A or Party B;
任何一方在对方披露相关信息前自己独立拥有或开发并能提供证据证明的信息；
4.2.4
Any of the said Confidential Information that shall be disclosed to relevant governmental authorities and stock exchanges by Party A or Party B in accordance with the laws, or shall be disclosed to its direct legal counsel and financial consultants by Party A or Party B by virtue of its normal business demands.
基于法律要求而向政府相关部门及证券交易所披露的信息或基于正常的商业需求而向主要的律师及财务人员披露的信息。

4.3	The Parties have agreed that this section shall survive, irrespective of whether this Agreement is amended, rescinded or terminated.
双方同意本部分的效力不因为本协议有任何修正，撤销或终止而受到影响。
5.	Indemnification赔偿

5.1
In the event that either Party hereto breaches this Agreement or any of its statements and warranties hereunder (the “Breaching Party”), the Non-breaching Party may notify the Breaching Party to correct its breaches within ten (10) days upon receipt of such notice in writing, and to take the measures for avoiding any damages promptly and effectively, and to continue to perform this Agreement. In case of any damages, the Breaching Party shall indemnify the Non-breaching Party, so that the Non-breaching Party obtains all rights and benefits as if this Agreement would have been performed.

如果任何任何一方违反本协议或其自身的声明及承诺（“违约方”），守约方将以书面方式通知违约方在接到通知后十天内对违约行为予以补救，并及时有效的采取措施避免进一步的损失以便继续履行本协议。如果有任何损害，违约方将赔偿守约方，以致使得守约方获得在本协议能得以执行情形下所能获取的所有预期权益。
5.2
The Breaching Party shall indemnify and hold the Non-breaching Party harmless against and from any expenses, liabilities or losses (including but not limited to the company’s profit losses), lost interests and attorney’s fees that may be sustained by the Non-breaching Party arising from or in relation to its breaches. The total compensations paid to the Non-breaching Party by the Breaching Party shall equal to the losses arising from any such breaches, and such compensations shall include the benefits that would have been obtained by the Non-breaching Party as if this Agreement would have been performed. However, such compensations shall not be more than such benefits as are anticipated by the Parties reasonably.

违约方应该赔偿守约方由于违约行为所产生的所有损失和费用（包括但不限于公司的利润损失），损失的利益及律师费。违约方向守约方赔偿的所有损失应相当于违约行为所导致的损失，包括守约方获得在本协议能得以执行情形下所能获取的所有预期权益。但是，所有赔偿不得超过协议双方合理预期所取得的利益。
5.3
Party B shall be liable for any claims that may be demanded by any person arising from the failure to observe Party A’s indication by it, or misuse of Party A’s intellectual properties by it, or its inappropriate technical operations. In the event that Party B has fund that anybody is using Party A’s intellectual properties without lawful authorization, it shall forthwith notify Party A of such use and assist any action that may be taken by Party A.

乙方应承担由于没有遵照甲方指示，误用甲方的知识产权或不恰当的技术操作而导致的任何索赔。如果乙方发现任何没有得到合法授权而使用甲方知识产权的情形，应立即通知甲方并协助甲方可能采取的行动。
5.4	In the event that either Party breaches this Agreement, such Party shall make indemnification subject to its breaches. 如果任何一份违反本协议，违约方应根据违约情形承担赔偿责任。

6.	Validity, Performance and Term 效力，履行及期限
	6.1	This Agreement comes to effect on the date first written above when it is entered into.
本协议于双方上述签署日期签署后生效。
6.2
Unless otherwise terminated by Party A earlier, this Agreement shall be valid for twenty (20) years from the date when it comes to effect (the “Term”). The Parties shall extend this Agreement at Party A’s request provided that Party A requests doing so prior to the expiration of the Term of this Agreement, and shall enter into a new exclusive consulting and service agreement or continue to perform this Agreement at Party A’s request.

除非甲方提前终止，本协议的有效期为本协议生效后20年。如果甲方在协议有效期届满前愿意继续延展本协议的期限，乙方应按照甲方的要求延展本协议期限并共同签署一份新的独家顾问服务协议以按照甲方的要求执行。
7.	Termination终止
7.1
In the event that Party B terminates this Agreement earlier without any justified reasons during the Term of this Agreement, it shall indemnify and hold Party A harmless against and from any losses that may be sustained arising from such termination, and shall pay Party A for the completed services forthwith.

在本协议有效期内，乙方不得在没有正当理由情形下提前终止本协议，否则将向甲方承担任何因为提前终止协议而给给甲方造成的任何损失并立即向甲方支付甲方已经提供完毕的服务费用。
	7.2	This Agreement may be terminated upon the consensus of the Parties.
本协议经过双方一致同意可以终止。
	7.3	After this Agreement is terminated, the rights and obligations of the Parties under section 4 and 5 shall survive. 本协议终止后，协议双方于第4和第5条的权利义务将继续有效。
8.	Dispute Resolution
8.1
Any dispute arising out of the interpretation to or performance of this Agreement shall be resolved through friendly negotiation in good faith by the Parties; if not reached, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission South China Sub-Commission according to the Rules of CIETAC in force for the time being. Such arbitration shall be carried out in Shenzhen. The language in the arbitration proceedings shall be Chinese. The awards are final and binding upon the Parties. This section shall not be affected by any termination or revocation of this Agreement.

凡因执行本协议所发生的或与本协议有关的一切争议，协议双方应首先通过友好协商解决，如果双方协商不能解决，应提交中国国际经济贸易仲裁委员会华南分会按即行有效的仲裁规则仲裁。仲裁将在深圳进行，仲裁语言为中文。仲裁裁决是终局的，对各方都有约束力。本条之规定不受本协议终止或撤回情形之影响。
	8.2	Save for the matters under disputes, the Parties shall continue to perform their respective obligations in good faith in accordance with this Agreement. 除了有争议的事项，双方应继续本着诚信原则继续按照本协议履行各自的义务。
9.	Force Majeure 不可抗力
9.1
“Force Majeure Events” shall mean any events beyond the reasonable controls of the Party so affected (the “Affected Party”), which are unavoidable even if the Affected Party takes a reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, storms, floods, earthquakes, morning and evening tides, lightning or wars. However, any shortage of credits, funds or financing shall not be deemed as the events beyond reasonable controls of the Affected Party. The Affected Party seeking for the exemption of any performance under this Agreement or any provision hereof shall inform the other Party of such exemption and its proposed measures to make further performance as soon as practicable.

“不可抗力事件”指任何超过受之影响一方所能合理控制的事件（“受影响一方”），这些事件即使受影响一方经过了合理的努力仍然难以避免，包括但不限于，政府行为，不可预料的行为，火灾，爆炸，风暴，洪灾，地震，潮汐，闪电或战争。但是，信用及资金匮乏不能视为超出合理控制的事件。受影响一方因为不可抗力事件而寻求免责应在不可抗力事件发生后立即通知另一方并尽量采取实际的措施。
9.2
In the event that the performance of this Agreement is delayed or interrupted due to the said Force Majeure Events, the Affected Party shall be excused from any liability to the extent of the delayed or interrupted performance.
如果在履行本协议的过程中，因为前述不可抗力事件导致协议被迟延或中断履行，受影响一方应免除相应的责任。

The Affected Party shall take necessary measures for reducing or eliminating the adverse impacts arising from such Force Majeure Events. Once the said Force Majeure Events eliminate, the Parties have agreed to try their best efforts to recover the performance of this Agreement.
受影响一方应采取合理的措施减少或消除因为不可抗力事件造成的不利影响。一旦前述不可抗力事件消除，协议双方同意应尽力恢复协议的继续履行。

10.	Notices
10.1
All notices and correspondences to or upon each Party to be effective for the performance of the rights and obligations hereunder shall be in writing, and sent to the following address of the other Party by personal delivery, registered mail, postage prepaid mail, generally accepted courier service or fax.
所有为了有效履行本协议而发出的通知及通信应采取书面行使，并且按照下列地址通过个人邮差，挂号信件，邮寄预付或电传的方式进行：

Party A: Harbin Jiasheng Consultation & Management Co., LTD. Address: Fax: Tel: Addressee:

Party B: Heilongjiang Zhongxian Information Co., LTD. Address: Fax: Tel:
10.2	Any notice and correspondence shall be deemed to be served as follows:
任何通知及通信在下列情形下将视为送达：

If it is sent by fax, it shall be deemed to be served on the recording date on the faxed copy. However, if it is sent after 17:00 P.M. on a business day or on a non-business day of the addressee, it shall be deemed to be served on the next business day following the recording date on the faxed copy. If it is sent by personal delivery (including the express mail service), the date when it is entered into and accepted shall prevail. If it is sent by registered mail, the 15th day following the date recorded on the return receipt shall prevail.
电传方式，传真复印件的记录日期视为送达日期。但是，如果电传是在下午5点后或是在接受者非营业日寄送，传真复印件记录日期的下一个营业日将视为送达日期。如果是以人工送达（包括快递），接受签署日视为送达；如果挂号信件方式，回执记录日后的第15日将视为送达。

11.	Assign 转让

Unless otherwise agreed by Party A in writing in advance, Party B shall not assign all of its rights and obligations hereunder to any third party. Party A may assign all of its rights and obligations hereunder to its affiliates without Party B’s prior consents; however, it shall inform Party B of such assignment.
除非甲方提前书面同意，乙方不得将本协议下任何的权利义务转让给第三方。甲方可以在没有得到乙方提前同意的情形下，将本协议下的权利义务转让给其关联企业。但是，甲方得通知乙方相关的转让事宜。

12.	Severability 独立性

In the event that any provision hereof becomes invalid or unenforceable because such provision conflicts with the laws, such provision shall be held invalid or unenforceable to the extent required by the governing laws, and shall not affect the validity of the remaining provisions of this Agreement.

协议的每一条款彼此独立。如果其中某一条款或某几个条款任何时候无效，违法或不可执行，其他条款的有效性，合法性及可执行性将仍然有效。
13.	Amendment and Supplement 修正与补充

The Parties can amend and supplement this Agreement in writing only. Any amendment and supplement shall be integral to this Agreement after the same is entered into by the Parties, which shall have the same force and effect with this Agreement.

本协议任何的补充或修改都必须经过书面形式。任何补充和修正协议经过双方签署后将视为本协议的有机组成部分，与本协议将具有同等的法律效力。
14.	Governing Law 准据法

The conclusion, validity and performance of, interpretation to and dispute resolution in relation to this Agreement shall be governed by the laws of the PRC. 本协议的缔结，生效，履行，解释或相关的纠纷解决都遵照中华人民共和国法律。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to enter into this Agreement on the date first written above.
双方应确保其有权签约代表在本协议首部所述时间签署本协议。

[Signature Page for Exclusive Consulting and Service Agreement]

Harbin Jiasheng Consultation & Management Co., LTD. (Seal)

By:

Name:

Title:

Heilongjiang Zhongxian Information Co., LTD. (Seal)

By:

Name:

Title:

Appendix 1:
Consulting and Service List
The consulting and services hereunder shall cover technical consulting, services and business consultancy in respect of the development, maintenance and supports based on the business operating demands of Party B.

咨询服务清单

本协议项下的咨询服务基于乙方的商业营运需求而由甲方向乙方提供的技术咨询，服务和商业咨询等项目。

Appendix 2:
Calculation and Payment Method for Service Fees

服务费的计算和支付方式

1	The amount for the Service Fees shall be agreed by the Parties subject to the provisions of the services, and shall be calculated and paid quarterly. 服务费的数额根据双方按照提供的服务内容予以约定，并按季度计算和支付
2	The amount for the Service Fees shall be negotiated and agreed on the basis of the following factors:服务费的数额按照如下因素予以协商和确认
	2.1	Technical degree and complexity level of consulting and services;
咨询服务的技术等级和复杂程度
	2.2	Consulting and service time of Party A’s employees;
甲方雇员的咨询服务时间
	2.3	Concrete contents and business value of the consulting and services hereunder;
本协议下具体的咨询服务内容 及商业价值
	2.4	Reference to marketing price of similar consulting and services. 参考同类服务的市场价格
3
Party A shall collect the Service Fees quarterly, and send the Service Fee Bill for the immediately preceding quarter to Party B within thirty (30) days from the first day of any quarter. Party B shall remit the Service Fees to the bank account designated by Party A within ten (10) business days upon the receipt of the said Bill. Party B shall send the copy of the remittance certificate to Party A by fax or mail within ten (10) business days after the Service Fees are remitted.
甲方按季度收取服务费用，并且在前一个季度结束后新季度的第一天起30日内向乙方寄送前一个季度的服务费用账单。乙方在收到甲方账单后10个营业日内将服务费用转账至甲方指定的银行账户。在费用转账后的10个营业日内乙方将转账凭证的复印件通过传真或邮件的方式发送给甲方。

4
In the event that Party B considers that the service price mechanism hereunder is not applicable and needs to be adjusted for some reasons, it shall actively negotiate on determining the new pricing standards or mechanism with Party A within ten (10) business days after Party A demands adjusting the service price mechanism in writing. In the event that Party B fails to give a response within ten (10) business days after it receives the said service price adjustment demand, it shall be deemed to accept such service price adjustment. Party A shall negotiate on adjusting the Service Fees with Party B at Party B’s request as well.
如果乙方认为本协议下的服务费用价格机制因为某些原因不可适用并需要调整，乙方在甲方书面要求调整价格机制后10个营业日内应主动和甲方协商决定新的计价标准或机制。如果乙方在收到甲方调价要求10个营业日内没有回应，将视为乙方接受服务费用价格调整。甲方也应按照乙方的要求协商调整服务费用。